Exhibit 99.1

Contact: Randall L. Herrel, Sr. – Chairman & CEO
(760) 929-6142
Terence Tsang – EVP & CFO
(760) 929-4611

Investor Relations: Sean Collins — Partner
CCG Investor Relations and Strategic Communications
(818) 789-0100. ext. 202

ASHWORTH, INC. ANNOUNCES FILING OF FORM 12b-25 REQUESTING EXTENSION OF TIME TO FILE ITS ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED OCTOBER 31, 2004.

CARLSBAD, CALIFORNIA, January 18, 2005 — Ashworth, Inc. (NASDAQ: ASHW), today announced that it is filing a notification with the Securities and Exchange Commission on Form 12b-25 pursuant to which it is requesting an extension of time to file its Annual Report on Form 10-K for the fiscal year ended October 31, 2004. As indicated in the Form 12b-25, the Company was unable to file its Form 10-K report when due because the Company was still providing supporting documentation to its auditor and, as a result, the Company’s auditor was unable to complete the audit of the Company’s financial statements within the necessary period of time.

The Company anticipates that it will be in a position to file the Form 10-K no later than January 31, 2005. Further, the Company does not anticipate at this time that there will be any significant changes in the Company’s earnings per share as previously reported in its December 16, 2004 earnings release.

Ashworth, Inc. is a designer of men’s and women’s golf-inspired lifestyle sportswear distributed domestically and internationally in golf pro shops, resorts, upscale department and specialty stores and to corporate customers. Ashworth products include three main brand extensions. Ashworth CollectionTM is a range of upscale sportswear designed to be worn on and off course. Ashworth AuthenticsTM showcases popular items from the Ashworth line. Ashworth Weather Systems® utilizes technology to create a balance between fashion and function in a variety of climatic conditions. Callaway Golf is a trademark of Callaway Golf Company. Ashworth, Inc., 2765 Loker Avenue West, Carlsbad, CA 92008 is an Official Licensee of Callaway Golf Company.

In July 2004, Ashworth, Inc. acquired Gekko Brands, LLC (“Gekko”), a leading designer, producer and distributor of headwear and apparel under The Game® and Kudzu® brands. This strategic acquisition provides opportunity for additional growth in three new, quality channels of distribution for the Ashworth® and Callaway Golf apparel brands as well as further growth from The Game® and Kudzu® brands’ sales into the Company’s three current distribution channels. The Game® brand products are marketed primarily under licenses to over 1,000 colleges and universities, as well as to the PGA TOUR, resorts, entertainment complexes and sporting goods dealers that serve the high school and college markets. The Game® brand is one of the leading headwear brands in the College/Bookstore distribution channel. The Kudzu® brand products are sold into the NASCAR/racing markets and through outdoor sports distribution channels, including fishing and hunting.

To learn more, please visit our Web site at www.ashworthinc.com.

This press release contains forward-looking statements related to the Company’s market position, finances, operating results, marketing plans and strategies. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the timely development and acceptance of new products, as well as strategic alliances, the integration of the Company’s recent acquisition, the impact of competitive products and pricing, the success of the Callaway Golf apparel product line, the preliminary nature of bookings information, the ongoing risk of excess or obsolete inventory, potential inadequacy of booked reserves, the timely completion and successful operation of the new distribution facility in Oceanside, CA, and other risks described in Ashworth, Inc.’s SEC reports, including the report on Form 10-K for the year ended October 31, 2003 and Form 10-Q’s filed thereafter.

CONTACT INFORMATION:
Ashworth, Inc.
Randall L. Herrel, Sr., 760-929-6142
Terence Tsang, 760-929-4611
or
CCG Investor Relations and Strategic Communications
Sean Collins, 818-789-0100, ext. 202 (Investor Relations)